       EXHIBIT 24

POWER OF ATTORNEY

 Know all by these presents that the undersigned hereby
constitutes and appoints Douglas C. Rice, J. Brent Alldredge, and Lon Snook, and each of them, signing singly, the
undersigned's true and lawful attorney-in-fact to:

(1) prepare and execute in the undersigned's name and
on the undersigned's behalf, in the undersigned's capacity
as a director or officer of Orthofix International N.V.
(the "Company"), and submit to the U.S. Securities and Exchange
Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic
filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the
undersigned's capacity as a director or officer of the Company,
Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange
Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the
undersigned's ownership, acquisition, or disposition of securities of the Company;

(3) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form
with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in
connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to
the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this
28th day of September, 2016.

__/S/ Kimberley A. Elting_______
Signature

__Kimberley A. Elting___________
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